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                                                                   EXHIBIT 10.32

                         SCICLONE PHARMACEUTICALS, INC.
                           CHANGE IN CONTROL AGREEMENT

        This Change in Control Agreement (the "Agreement") is effective as of November 19, 1999, by and between Alfred Rudolph, MD (the "Employee") and SciClone Pharmaceuticals, Inc., a California corporation (the "Company").

                                    RECITALS

        A. The Employee presently serves as Chief Operating Officer of the Company and performs significant strategic and management responsibilities necessary to the continued conduct of the Company's business and operations.

        B. The Board of Directors of the Company (the "Board") has determined that it is in the best interests of the Company and its shareholders to assure that the Company will have the continued dedication and objectivity of the Employee, notwithstanding the possibility or occurrence of a Change in Control (as defined below) of the Company.

        C. The Board believes that it is imperative to provide the Employee with certain severance benefits upon the Employee's termination of employment following a Change in Control that will provide the Employee with enhanced financial security and provide sufficient incentive and encouragement to the Employee to remain with the Company following a Change in Control.

                                    AGREEMENT

        The Employee and the Company agree as set forth below:

        1. Terms of Employment. The Company and the Employee agree that the Employee's employment is "at will" and that their employment relationship may be terminated by either party at any time, with or without cause, and, if applicable, in accordance with Section 2 below. If the Employee's employment with the Company terminates for any reason following a Change in Control, but on or before the first anniversary of the Change in Control, the Employee shall not be entitled to any payments, benefits, damages, awards or compensation other than as provided by this Agreement. During his or her employment with the Company, the Employee agrees to devote his or her full business time, energy and skill to his or her duties with the Company. These duties shall include, but not be limited to, any duties consistent with the Employee's position that may be assigned to the Employee from time to time by the Company or the Board.

        2. Severance Benefits Upon Termination following a Change in Control. Subject to the limitations set forth in Sections 3 and 4 below, if the Employee's employment with the Company terminates following a Change in Control but on or before the first anniversary of such Change in Control, then the Employee shall be entitled to receive, in addition to the compensation and benefits earned by the Employee through the date of his or her termination, severance benefits as follows:

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               (a) Involuntary Termination. If the Employee's employment with the Company is terminated as a result of Involuntary Termination, then the Employee shall be entitled to receive the following severance benefits:

                      (i) The Employee shall be entitled to receive severance pay in an amount equal to one hundred percent (100%) of his annual base salary as in effect at the time of such termination. Any severance to which the Employee is entitled pursuant to this section shall be paid in a lump sum, less applicable withholding, within thirty (30) days following the Employee's termination.

                      (ii) With respect to any unvested options to purchase shares of the stock of the Company held by the Employee, the Employee shall immediately become vested in full in such options at the time of such termination.

                      (iii) The Company shall, if permitted under the Company's existing health insurance plans, continue the Employee's existing group health insurance coverage. If not so permitted, the Company shall reimburse the Employee for any COBRA premiums paid by the Employee for continued group health insurance coverage. Such health insurance coverage or reimbursement of COBRA premiums shall continue until the earlier of (1) twelve (12) months after the date of the Employee's Involuntary Termination or (2) the date on which the Employee commences New Employment.

               (b) Voluntary Resignation; Termination For Cause. If the Employee's employment terminates by reason of the Employee's voluntary resignation (but not as a result of an Involuntary Termination) or as a result of the Employee's termination for Cause, then the Employee shall not be entitled to receive any severance pay or benefits under this Agreement.

               (c) Disability; Death. If the Company terminates the Employee's employment as a result of the Employee's Disability, or death, then the Employee shall not be entitled to receive any severance pay or benefits under this Agreement.

        3. Release of Claims; Resignation. The Employee's entitlement to any severance pay or benefits under Section 2(a) is conditioned upon the Employee's execution and delivery to the Company of (a) a general release of known and unknown claims in the form attached hereto as Exhibit A and (b) a resignation from all of the Employee's positions with the Company, including from the Board of Directors and any committees thereof on which the Employee serves, in a form satisfactory to the Company.

        4. Parachute Payments. In the event that any payment or benefit received or to be received by the Employee pursuant to this Agreement or otherwise (collectively, the "Payments") would result in a "parachute payment" as described in section 280G of the Internal Revenue Code of 1986, as amended, notwithstanding the other provisions of this Agreement, the amount of such Payments will not exceed the amount which produces the greatest after-tax benefit to the Employee. For purposes of the foregoing, the greatest after-tax benefit will be determined within thirty (30) days of the occurrence of such payment to the Employee, in the Employee's sole and absolute discretion. If no such determination is made by the Employee

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within thirty (30) days of the occurrence of such payment, the Company will promptly make such determination in a fair and equitable manner.

        5. Consulting Services. During the twenty-four (24) months following any Involuntary Termination for which the Employee receives the severance pay and benefits described in Section 2(a), the Employee shall be retained by the Company as an independent contractor to provide consulting services to the Company at its request for up to eight (8) hours per week. These services shall include any reasonable requests for information or assistance by the Company, including, but not limited to, the transition of the Employee's duties. Such services shall be provided at mutually convenient times. For the actual provision of such services, the Company shall pay to the Employee a consulting fee of $1,000 per day, plus reasonable out-of-pocket expenses (for example, travel and lodging).

        6. Definition of Terms. The following terms referred to in this Agreement shall have the following meanings:

               (a) "Cause" shall mean any of the following:

                      (i) the Employee's theft, dishonesty, misconduct or falsification of any records of the Company, its successor, or any subsidiary of the Company or its successor (collectively, the "Company Group");

                      (ii) the Employee's misappropriation or improper disclosure of confidential or proprietary information of the Company Group;

                      (iii) any intentional action by the Employee which has a material detrimental effect on the reputation or business of the Company Group;

                      (iv) the Employee's failure or inability to perform any reasonable assigned duties after written notice from the Company Group of, and a reasonable opportunity to cure, such failure or inability;

                      (v) any material breach by the Employee of any employment agreement between the Employee and the Company Group, which breach is not cured pursuant to the terms of such agreement; or

                      (vi) the Employee's conviction of any criminal act which impairs the Employee's ability to perform his or her duties for the Company Group.

               (b) "Change in Control" shall mean: (i) a merger or other transaction in which the Company or substantially all of its assets is sold or merged and as a result of such transaction, the holders of the Company's common stock prior to such transaction do not own or control a majority of the outstanding shares of the successor corporation, (ii) the election of nominees constituting a majority of the Board which nominees were not approved by a majority of the Board prior to such election, or (iii) the acquisition by a third party of twenty percent

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(20%) or more of the Company's outstanding shares which acquisition was without the approval of a majority of the Board in office prior to such acquisition.

               (c) "Constructive Termination" shall mean any one or more of the following:

                      (i) without the Employee's express written consent, the assignment to the Employee, following the Change in Control, of any title or duties, or any limitation of the Employee's responsibilities, that are substantially inconsistent with the Employee's title(s), duties, or responsibilities with the Company Group immediately prior to the date of the Change in Control (including, but not limited to, Employee's failure to report to the Chief Executive Officer and/or failure to be a member of the executive staff);

                      (ii) without the Employee's express written consent, the relocation of the principal place of the Employee's employment, following the Change in Control, to a location that is more than fifty (50) miles from the Employee's principal place of employment immediately prior to the date of the Change in Control, or the imposition of travel requirements substantially more demanding of the Employee than such travel requirements existing immediately prior to the date of the Change in Control;

                      (iii) any failure by the Company Group, following the Change in Control, to pay, or any material reduction by the Company Group of,
(1) the Employee's base salary in effect immediately prior to the date of the Change in Control, or (2) the Employee's bonus compensation, if any, in effect immediately prior to the date of the Change in Control (subject to applicable performance requirements with respect to the actual amount of bonus compensation earned by the Employee), unless base salary and/or bonus reductions comparable in amount and duration are concurrently made for a majority of the other employees of the Company Group who have substantially similar titles and responsibilities as the Employee; and

                      (iv) any failure by the Company Group, following the Change in Control, to (1) continue to provide the Employee with the opportunity to participate, on terms no less favorable than those in effect for the benefit of any employee group which customarily includes a person holding the employment position or a comparable position with the Company Group then held by the Employee, in any benefit or compensation plans and programs, including, but not limited to, the Company Group's life, disability, health, dental, medical, savings, profit sharing, stock purchase and retirement plans, if any, in which the Employee was participating immediately prior to the date of the Change in Control, or in substantially similar plans or programs, or (2) provide the Employee with all other fringe benefits (or substantially similar benefits), including, but not limited to, relocation benefits, provided to any employee group which customarily includes a person holding the employment position or a comparable position with the Company Group then held by the Employee, which the Employee was receiving immediately prior to the date of the Change in Control.

However, the foregoing conditions shall not constitute a Constructive Termination unless the Employee has given written notice of any such condition(s) to the Chairman of the Board and allowed the Company Group at least twenty (20) days thereafter to correct such condition(s). If such condition(s) are not corrected within that twenty (20) day period, the Employee may give


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written notice of his Constructive Termination to the Board, which shall be an
Involuntary Termination.

               (d) "Disability" means the inability of the Employee, in the opinion of a qualified physician, to perform the essential functions of the Employee's position with the Company Group, with or without reasonable accommodation, because of the sickness or injury of the Employee.

               (e) "Involuntary Termination" shall mean the occurrence of either of the following events after a Change in Control, but on or before the first anniversary of such Change in Control:

                      (i) termination by Company Group of the Employee's employment without Cause; or

                      (ii) the Employee's Constructive Termination.

"Involuntary Termination" shall not include any termination of the Employee's employment that is (1) for Cause, (2) a result of the Employee's death or Disability, or (3) a result of the Employee's voluntary resignation.

               (f) "New Employment" shall mean any employment obtained by the Employee after the termination of the Employee's employment with the Company.

        7. Nonsolicitation. During his or her employment with the Company, and for a period of one (1) year following the termination of his or her employment for any reason, the Employee shall not directly or indirectly recruit, solicit, or induce any person who on the date hereof is, or who subsequently becomes, an employee, sales representative or consultant of the Company, to terminate his or her relationship with the Company.

        8. Successors.

               (a) Company's Successors. Any successor to the Company or to all or substantially all of the Company's business and/or assets shall be bound by this Agreement in the same manner and to the same extent as the Company. For all purposes under this Agreement, the term "Company" shall include any successor to the Company's business and/or assets.

               (b) Employee's Successors. All rights of the Employee hereunder shall inure to the benefit of, and be enforceable by, the Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. The Employee shall have no right to assign any of his obligations or duties under this Agreement to any other person or entity.


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        9. Notice.

               (a) General. Notices and all other communications contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by U.S. registered or certified mail, return receipt requested and postage prepaid. In the case of the Employee, mailed notices shall be addressed to the Employee at the home address which he most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Secretary.

               (b) Notice of Termination. Any termination by the Company Group or the Employee of their employment relationship shall be communicated by a written notice of termination to the other party.

        10. Miscellaneous Provisions.

               (a) No Duty to Mitigate. The Employee shall not be required to mitigate the amount of any payment contemplated by this Agreement (whether by seeking New Employment or in any other manner), nor shall any such payment be reduced by any earnings that the Employee may receive from any other source.

               (b) Waiver. No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Employee and by an authorized officer of the Company (other than the Employee). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

               (c) Choice of Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California.

               (d) Severability. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

               (e) Arbitration. In the event of any dispute or claim relating to or arising out of the Employee's employment relationship with the Company, this Agreement, or the termination of the Employee's employment with the Company for any reason (including, but not limited to, any claims of breach of contract, wrongful termination, fraud or age, race, sex, national origin, disability or other discrimination or harassment), the Employee and the Company agree that all such disputes shall be fully, finally and exclusively resolved by binding arbitration conducted by the American Arbitration Association in San Mateo County, California. Judgment upon any decision or award rendered by the arbitrator may be entered in any court having jurisdiction over the matter. The Employee and the Company knowingly and willingly waive their respective rights to have any such disputes or claims tried to a judge or jury.

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               (f) Prior Agreements. This Agreement supersedes all prior
understandings and agreements, whether written or oral, regarding the subject matter of this Agreement.

        IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.


                                          SCICLONE PHARMACEUTICALS, INC.



                                          By:
                                             ---------------------------



                                          EMPLOYEE




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                                    EXHIBIT A

                                     RELEASE



        In exchange for the severance pay and benefits described in the Change in Control Agreement between SciClone Pharmaceuticals, Inc. (the "Company") and me of November ___, 1999, I hereby release the Company, its parents and subsidiaries, and their officers, directors, employees, attorneys, shareholders, successors, assigns and affiliates, of and from any and all claims, liabilities, and causes of action of every kind and nature, whether known or unknown, based upon or arising out of any agreements, events, acts, omissions or conduct at any time prior to and including the execution date of this Release, including, but not limited to: all claims concerning my employment with the Company or the termination of that employment; all claims pursuant to any federal, state or local law, statute, or cause of action, including, but not limited to, the federal Civil Rights Act of 1964, as amended; the federal Americans with Disabilities Act of 1990; the federal Age Discrimination in Employment Act of 1967, as amended ("ADEA"); the California Fair Employment and Housing Act, as amended; tort law; contract law; wrongful discharge; race, sex, age or other discrimination or harassment; fraud; defamation; emotional distress; and breach of the implied covenant of good faith and fair dealing.

        I am knowingly, willingly and voluntarily releasing any claims I may have under the ADEA. I acknowledge that the consideration given for the release in the preceding paragraph hereof is in addition to anything of value to which I was already entitled. I further acknowledge that I have been advised by this writing, as required by the ADEA, that: (a) this Release does not apply to any rights or claims that may arise after I sign it; (b) I have the right to consult with an attorney prior to signing this Release; (c) I have twenty-one (21) days to consider this Release (although I may choose to voluntarily sign this Release earlier); (d) I have seven (7) days after I sign this Release to revoke it; and
(e) this Release shall not be effective until the eighth day after it is signed by me.

        In giving this release, which includes claims that may be unknown to me at present, I acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows: "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR." I hereby waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to my release of any unknown claims I may have, and I affirm that it is my intention to release all known and unknown claims that I have or may have against the parties released above.




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        This Release contains the entire agreement between the Company and me regarding the subjects above, and it cannot be modified except by a document signed by me and an authorized representative of the Company.



                                                  EMPLOYEE


Date:
     --------------------------------             ------------------------------




                                                  SCICLONE PHARMACEUTICALS, INC.


Date:                                             By:
     --------------------------------                ---------------------------

                                                  Its:
                                                      --------------------------

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